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                                                                  EXHIBIT 11a

                          BRC HOLDINGS, INC.
                   COMPUTATION OF EARNINGS PER SHARE



                                             Three Months Ended  September 30,

                                                    1996             1995
Primary:

Net income (loss) . . . . . . . . . . . .       (11,045,000)        3,030,000

Weighted average number of shares
 outstanding. . . . . . . . . . . . . . .         6,930,000         6,860,000

Additional weighted average shares
 from assumed exercise of dilutive
 stock options, net of shares assumed
 to be repurchased with proceeds at
 average market price . . . . . . . . . .               ---           204,000
                                                  6,930,000         7,064,000

Primary earnings (loss) per share . . . .             (1.59)              .43



Assuming full dilution:

Net income (loss) . . . . . . . . . . . .       (11,045,000)        3,030,000

Weighted average number of
 shares outstanding . . . . . . . . . . .         6,930,000         6,860,000

Additional weighted average shares
 from assumed exercise of dilutive
 stock options, net of shares assumed
 to be repurchased with proceeds at
 average market price . . . . . . . . . .               ---           225,000
                                                  6,930,000         7,085,000

Fully diluted earnings (loss) per share .             (1.59)              .43

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                                                                 EXHIBIT 11b

                          BRC HOLDINGS, INC.
                   COMPUTATION OF EARNINGS PER SHARE


                                           Nine Months Ended September 30,

                                                1996             1995
Primary:

Net income (loss). . . . . . . . . . . .     (3,339,000)        8,453,000

Weighted average number of shares
 outstanding . . . . . . . . . . . . . .      6,910,000         6,755,000

Additional weighted average shares
 from assumed exercise of dilutive
 stock options, net of shares assumed
 to be repurchased with proceeds at
 average market price. . . . . . . . . .            ---           183,000
                                              6,910,000         6,938,000

Primary earnings (loss) per share. . . .           (.48)             1.22



Assuming full dilution:

Net income (loss). . . . . . . . . . . .     (3,339,000)        8,453,000

Add interest expense on
 convertible notes and
 debentures, net of tax. . . . . . . . .            ---            20,000
     Adjusted net income (loss). . . . .     (3,339,000)        8,473,000

Weighted average number of
 shares outstanding. . . . . . . . . . .      6,910,000         6,754,000

Additional weighted average
 shares from assumed exercise of
 dilutive stock options, net of
 shares assumed to be repurchased
 with proceeds at average
 market price. . . . . . . . . . . . . .            ---           208,000

Additional weighted average shares
 from assumed conversion of notes
 and conversion of debentures. . . . . .            ---            95,000
                                              6,910,000         7,057,000

Fully diluted earnings (loss) per share.           (.48)             1.20